            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

----------------------------------------------------------
                                   Give the
For this type of account:          SOCIAL
                                   SECURITY
                                   number of --
----------------------------------------------------------

1. An individual's account         The individual

2. Two or more individuals (joint  The actual owner of the
   account)                        account or, if combined
                                   funds, the first
                                   individual on the
                                   account(1)

3. Husband and wife (joint         The actual owner of the
   account)                        account or, if joint
                                   funds, either person(1)

4. Custodian account of a minor    The minor(2)
   (Uniform Gift to Minors Act)

5. Adult and minor (joint          The adult or, if the
   account)                        minor is the only
                                   contributor, the
                                   minor(1)

6. Account in the name of          The ward, minor, or
   guardian or committee for a     incompetent person(3)
   designated ward, minor, or
   incompetent person

7. a. The usual revocable         The grantor-trustee(1)
      savings trust account
      (grantor is also trustee)

   b. So-called trust account      The actual owner(1)
      that is not a legal or
      valid trust under State law

8. Sole proprietorship account     The owner(4)


----------------------------------------------------------
For this type of account:          Give the EMPLOYER
                                   IDENTIFICATION
                                   number of --
----------------------------------------------------------

9. A valid trust, estate, or       The legal entity (Do not
   pension trust                   furnish the identifying
                                   number of the personal
                                   representative or
                                   trustee unless the legal
                                   entity itself is not
                                   designated in the
                                   account title.)(5)

10. Corporate account              The corporation

11. Religious, charitable, or      The organization
    educational organization
    account

12. Partnership account held in    The partnership
    the name of the business

13. Association, club or other     The organization
    tax-exempt organization

14. A broker or registered         The broker or nominee
    nominee
15. Account with the Department    The public entity
    of Agriculture in the name of
    a public entity (such as a
    state or local government,
    school district, or prison)
    that receives agricultural
    program payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
   A corporation.
   A financial institution.
   An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7).
   The United States or any agency or instrumentality thereof.
   A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   An international organization or any agency or instrumentality thereof.
   A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
   A real estate investment trust.
   A common trust fund operated by a bank under section 584(a).
   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
   An entity registered at all times under the Investment Company Act of 1940.
   A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
   Payments to nonresident aliens subject to withholding under section 1441. Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
   Payments of patronage dividends where the amount renewed is not paid in money.
   Payments made by certain foreign organizations.
   Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
   Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
   Payments of tax-exempt interest (including exempt-interest dividends under section 852).
   Payments described in section 6049(b)(5) to non-resident aliens.
   Payments on tax-free covenant bonds under section 1451.
   Payments made by certain foreign organizations.
   Payments made to a nominee.

EXEMPT PAYEE DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE 'EXEMPT' ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045 and 6050A.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.